EXHIBIT 10.21

         AGREEMENT ("Agreement"), dated as of February 1, 2002 between DAVID M. NUSSBAUM, residing at 83 Village Road, Roslyn Heights, New York 11577 ("Executive"), and FIREBRAND FINANCIAL GROUP, INC., a Delaware corporation having its principal office located at One State Street Plaza, New York, New York 10004 ("Company").

         WHEREAS, the Board of Directors of the Company has elected Executive as the Chairman, President, Chief Executive Officer and Secretary of the Company as of January 1, 2002, to succeed John Margaritis, who resigned as President and Chief Executive Officer of the Company effective December 31, 2001.

         WHEREAS, Executive is a party to an employment agreement with the Company dated as of May 1, 1996 as supplemented by an Agreement dated as of April 28, 1999 (collectively, " Prior Agreement").

         WHEREAS, this Agreement shall supercede the Prior Agreement, which shall be of no further force or effect.

         NOW THEREFORE, for valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, hereby agree as follows:

         1. Employment, Duties and Acceptance. The Company hereby employs Executive as its Chairman, President, Chief Executive Officer and Secretary. Executive accepts such employment and agrees to devote as much business time and energies as he deems necessary to perform his duties hereunder. Nothing herein shall be construed as preventing Executive from engaging in other employment or advisory services and making and supervising personal investments, provided Executive believes they will not interfere with the performance of Executive's duties hereunder.

         2. Compensation and Benefits. Executive's salary shall be $10,000 per month, commencing February 1, 2002. Executive shall also be entitled to such medical, life, disability and other benefits as are generally afforded to other senior executives of the Company. The Company will also pay or reimburse Executive for all business expenses reasonably incurred by Executive.

         3. Term and Termination. Executive's employment shall commence as of January 1, 2002 and shall continue until either party gives the other notice to terminate employment at the end of any month, at least five days prior to the end of such month.


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         4. Executive Indemnity. The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation commenced by someone other than the Company brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or any of its subsidiaries or Executive's service as a director of the Company or any of its subsidiaries; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) incurred by the Executive in connection with any such claim, action, proceeding or investigation.

         5. Miscellaneous Provisions. This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and supersedes all prior negotiations, understandings and agreements, including the Prior Agreement. No provisions of this Agreement, may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       EXECUTIVE


                                            ---------------------------------
                                            DAVID M. NUSSBAUM



                                       FIREBRAND FINANCIAL GROUP, INC.

                                           By: _______________________________
                                               Roger Gladstone, Vice Chairman


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